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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): April 22, 2003

                            Anscott Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                    0-26513                  86-0000714
            (Commission File Number)(IRS Employer Identification No.)

                    26 Haynes Drive, Wayne, New Jersey     07470
               (Address of Principal Executive Offices)  (Zip Code)

                                  (973)696-7575
              (Registrant's Telephone Number, Including Area Code)


                                 Liquidix, Inc.
                            16648 E. Laser Drive, #9
                          Fountain Hills, Arizona 85268
          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective April 22, 2003, Semple & Cooper, LLP ("Semple"), the independent accountant of Anscott Industries, Inc. (formely Liquidix, Inc.), resigned and provided written notice that the client-auditor relationship between Anscott and Semple had ceased. Semple specified in its notice that due to a lack of communication by management and the filing of the December 31, 2002 Form 10QSB without Semple's review of the financial statements they were terminating the relationship. The letter received from Semple is attached as an exhibit to this Form 8-K.

Semple issued its Report of Independent Public Accountants related to Semple's financial statements for fiscal years ended March 31, 2002 and 2001. These opinions were qualified by the assumption that Anscott would continue as a going concern. Management of Anscott is unaware of any disagreements with Semple related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Due to the relatively short period of notice from Semple, the Board of Directors has not had an opportunity to consider the resignation. Management has had discussions with and intends to retain new independent accountants as soon as possible.


 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

NUMBER   EXHIBIT

16.1 Semple & Cooper, LLP letter of resignation as principal independent accountant dated April 22, 2003.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANSCOTT INDUSTRIES, INC.


                                        By: /S/ JACK BELLUSCIO
                                           -----------------------

                                                 Jack Belluscio
                                                 President

May 8, 2003

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